Exhibit 99.2

Beam Therapeutics Announces Portfolio Prioritization and Strategic Restructuring Focused on Potential Near-term Value Drivers and Long-term Growth of Precision Genetic Medicines Pipeline

Highest priority programs – BEAM-101 and ESCAPE for sickle cell disease and BEAM-302 for alpha-1 antitrypsin deficiency – expected to provide foundation for meaningful value creation

Company to explore partnership opportunities for continued development of select programs

Anticipated cost savings, which includes an approximately 20% reduction in workforce, expected to extend the company’s cash runway into 2026

CAMBRIDGE, Mass., October 19, 2023 - Beam Therapeutics Inc. (Nasdaq: BEAM), a biotechnology company developing precision genetic medicines through base editing, today announced portfolio priorities and plans to streamline its business operations to support potential near-term value drivers and long-term growth. This plan includes cost reduction initiatives that align with the company’s near-term goals, and the anticipated cost savings are expected to extend its revised operating plan into 2026.

“From the beginning, Beam’s strategy has been to develop base editing technology broadly across a diverse portfolio of programs and delivery modalities, and our science and pipeline continue to progress across the board. In this challenging market environment, however, we need to make the difficult decision to focus our resources on those clinical programs and research areas we believe have the highest potential for near-term value creation, while continuing to build a strong company for the future,” said John Evans, chief executive officer of Beam. “We are grateful for the dedication and innumerable contributions of our impacted colleagues. We understand the challenge this presents for them and are fully committed to supporting them throughout this process.”

“Base editing represents a potentially best-in-class gene editing technology designed to provide differentiated benefits for patients, as exemplified by our sickle cell disease and alpha-1 antitrypsin deficiency development programs,” continued Mr. Evans. “Looking ahead, while our pipeline and research efforts will be more streamlined, we expect to continue our track record of generating innovative new base editing programs and creative partnership opportunities. We are steadfast in our mission to bring new precision genetic medicines to patients suffering from serious diseases.”

Beam outlined the following key strategic decisions for its portfolio of pipeline programs:

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Prioritize development of its ex vivo and in vivo sickle cell disease programs, including BEAM-101, its Engineered Stem Cell Antibody Paired Evasion (ESCAPE) non-genotoxic conditioning strategy, and in vivo delivery to hematopoietic stem cells (HSCs).

•	Prioritize development of its in vivo base editor BEAM-302 for the treatment of alpha-1 antitrypsin deficiency (AATD).

•	Conduct an initial BEAM-301 clinical trial for the treatment of glycogen storage disease 1a (GSD1a) at a select number of sites in the United States.

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Generate a focused clinical dataset for BEAM-201 for the treatment of T-ALL and seek potential partnership for this and other potential ex vivo CAR-T programs, including Beam’s ongoing research into creating next-generation allogeneic cell therapies with multiplex base editing.

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Focus near-term research and platform investments on specific applications leveraging Beam’s in vivo editing capabilities in the liver targeting both rare genetic and common disorders, as well as select opportunities in hematology and immunology/oncology. The company’s hepatitis B virus program will be paused and designated for partnering given the requirement of specialized development and commercial capabilities.

In alignment with its portfolio prioritization, Beam intends to undertake efforts to streamline its operational expenses and increase efficiencies:

•	Beam plans a reduction in headcount of approximately 100 employees, about 20% of its current workforce, which is anticipated to be completed in the fourth quarter of 2023.

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Related to the workforce reduction, Beam expects to incur one-time costs of approximately $6.6 million, of which nearly all are cash expenditures related to severance and are anticipated to be incurred in the fourth quarter of 2023.

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The combination of these anticipated cost savings, and the company’s balance of cash, cash equivalents and investment securities of $1.1 billion as of June 30, 2023, are now expected to fund its revised operating plan into 2026.

About Beam Therapeutics

Beam Therapeutics (Nasdaq: BEAM) is a biotechnology company committed to establishing the leading, fully integrated platform for precision genetic medicines. To achieve this vision, Beam has assembled a platform that includes a suite of gene editing and delivery technologies and is in the process of building internal manufacturing capabilities. Beam’s suite of gene editing technologies is anchored by base editing, a proprietary technology that is designed to enable precise, predictable and efficient single base changes, at targeted genomic sequences, without making double-stranded breaks in the DNA. This has the potential to enable a wide range of potential therapeutic editing strategies that Beam is using to advance a diversified portfolio of base editing programs. Beam is a values-driven organization committed to its people, cutting-edge science, and a vision of providing life-long cures to patients suffering from serious diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements related to: our pre-clinical and clinical development plans and timing expectations; expectations related to the cost and timing of our portfolio prioritization and strategic restructuring; our expected cash runway, including the potential impact of the portfolio prioritization and strategic restructuring on our expected cash runway; the potential impact of the portfolio prioritization and strategic restructuring on our operations and development timelines; the therapeutic applications and potential of our technology; our plans, and anticipated timing, to advance our clinical trials and programs; our ability to seek, establish and maintain a collaboration or partnership to develop our programs with a collaborator or partner; and our ability to develop life-long, curative, precision genetic medicines for patients through base editing. Each forward-looking statement is subject to important risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement, including, without limitation, risks and uncertainties related to: risks related to our ability to successfully achieve the benefits of the portfolio prioritization and strategic restructuring; our ability to develop, obtain regulatory approval for, and commercialize our product candidates, which may take longer or cost more than planned; our ability to raise additional funding, which may not be available; our ability to obtain, maintain and enforce patent and other intellectual property protection for our product candidates; the potential impact of pandemics and other health emergencies, including their impact on the global supply chain; the uncertainty that our product candidates will receive regulatory approval necessary to initiate human clinical studies; that preclinical testing of our product candidates and preliminary or interim data from preclinical studies and clinical trials may not be predictive of the results or success of ongoing or later clinical trials; that initiation and enrollment of, and anticipated timing to advance, our clinical trials may take longer than expected; that our product candidates may experience manufacturing or supply interruptions or failures; risks related to competitive products; and the other risks and uncertainties identified under the headings “Risk Factors Summary” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and in any subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contacts:

Investors:

Chelcie Lister

THRUST Strategic Communications

chelcie@thrustsc.com

Media:

Dan Budwick

1AB

dan@1abmedia.com